                                                                   Exhibit 10.31

Portions of this Exhibit were omitted and filed separately with the Securities and Exchange Commission pursuant to a request for confidential treatment. Such portions are marked by a series of asterisks.


                        CONTRACT MANUFACTURING AGREEMENT

This is a CONTRACT MANUFACTURING AGREEMENT ("Supply Agreement"), between The Procter & Gamble Manufacturing Company, an Ohio corporation and P&G International Operations SA, a Swiss corporation (collectively with its affiliates, "Supplier"), and Prestige Brands International, Inc., a Virginia corporation, and Prestige Brands International (Canada) Corp., a Nova Scotia corporation (collectively "Buyer"). This Supply Agreement will have an effective date of February 1, 2001. Supplier and Buyer are sometimes collectively referred to herein as "parties" and individually as "party."

WHEREAS, Supplier and Buyer have previously entered into an Asset Sale and Purchase Agreement, dated as of March 30, 2000 ("Sale Agreement"), pursuant to which Buyer purchased the Acquired Assets (as defined in the Sale Agreement), and on the same day, Supplier and Buyer simultaneously entered into a Transitional Services Agreement ("Services Agreement") to expire June 30, 2000 and a Transitional Supply Agreement ("Transitional Supply Agreement") to expire January 31, 2001;

WHEREAS, pursuant to Section 6.19 of the Sale Agreement, Supplier and Buyer agreed to negotiate in good faith a supply agreement governing the supply of Product by Suppliers for Buyer for the period after January 31, 2001 and incorporating the Post-Transition Supply Terms set forth on Schedule 6.19 of the Sale Agreement;

WHEREAS, upon expiration of the Transitional Supply Agreement and in connection with the Sale Agreement, Buyer wishes that Supplier, upon Buyer's request and according to the terms and conditions set forth herein, continue Manufacturing (as defined hereinafter) Products (as defined hereinafter) or, subject to Buyer's prior written approval, which will not be unreasonably withheld, arranging for the Contract Manufacturing (as defined hereinafter) of Products on Buyer's behalf for the period(s) set forth herein;

NOW, THEREFORE, in consideration of the mutual representations, warranties, covenants, agreements, and conditions contained herein, the parties hereto agree as follows:

                                    ARTICLE I
                               CERTAIN DEFINITIONS

     1.01 GENERAL. Any capitalized term used but not defined herein will have the meaning set forth in the Sale Agreement.

     1.02 "AFFILIATE" means, with respect to a Person, another Person that directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, such Person. "Control," whether or not capitalized, means, with respect to a Person, the ownership by another Person of greater than 50% of the income or voting interests of such Person or such other Person of greater than 50% of the income or voting interests of such Person or such other arrangement as constitutes the direct or indirect ability to direct the management, affairs or actions of such Person.

     1.03 "PACKAGING MATERIALS SUPPLIERS" means those contract manufacturers who Supply packaging materials to Supplier.

     1.04 "BULK LOZENGE PRODUCT" means the oral anesthetic bulk lozenge product produced as of the Signing Date for use in the United States and Canada and produced for delivery non-blistered in bulk containers and set forth on
Schedule 1.03, together with any Alterations and/or Modifications.

     1.05 "BUSINESS" means the manufacturing, packaging, distributing, marketing and selling of the Products under one or more Trademarks in the United States or Canada.

     1.06 "CLOSING DATE" means March 30, 2000, the date when Buyer purchased the Business from Supplier.

     1.07 "CONTRACT MANUFACTURING" means the sourcing and warehousing of raw and packaging materials, compounding, component preparation, production, manufacturing, income and outgoing quality control, fabrication, filing, inspecting, labeling, packing, packaging and/or warehousing of any Products, or any part thereof, as well as associated activities, in accordance with the Specifications and the terms and conditions of this Supply Agreement, in each case, by any non-Affiliate third party pursuant to Contract Manufacturing Agreement(s) with the Supplier or any of Supplier's Affiliates. The terms "CONTRACT MANUFACTURE," "CONTRACT MANUFACTURER" and "CONTRACT MANUFACTURED" will have the appropriate derivative meanings.

     1.08 "CONTRACT MANUFACTURING AGREEMENT" means any purchase order, contract, agreement or other obligation between Supplier or any of Supplier's Affiliates and any non-Affiliate third party pursuant to which any non-Affiliate third party Contract Manufacturers Products.

     1.09 "CONTRACT PLANT" means that portion of a Contract Manufacturer's facilities used in the Contract Manufacture of Products.

     1.10 "CONTRACT WAREHOUSE" means that portion of a Contract Manufacturer's facilities used to warehouse finished goods.

     1.11 "DELIVERY DATE" means the date on Buyer's Firm Written Purchase Order that designates the date when Supplier will have Products available for Buyer to pick-up.

     1.12     "EFFECTIVE DATE" means February 1, 2001.

     1.13 "LIQUID PRODUCT" means the oral anesthetic liquid finished open stock product produced as of the Signing Date for sale in the United States and Canada that is set forth on Schedule 1.12, together with any Alterations and/or Modifications.

     1.14 "LOZENGE PRODUCT" means the oral anesthetic lozenge finished open stock product produced as of the Signing Date for sale in the United States and Canada that is set forth on Schedule 1.13, together with any Alterations and/or Modifications.

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     1.15     "MANUFACTURING" means the sourcing and warehousing of raw and packaging materials, compounding, component preparation, production, manufacturing, incoming and outgoing quality control, fabrication, filling, inspecting, labeling, packing, packaging and/or warehousing of any Products, or any part thereof, as well as associated activities, in accordance with the Specifications and the terms and conditions of this Supply Agreement, in each case, by Supplier or any of Supplier's Affiliates. The terms "MANUFACTURE" and "MANUFACTURED" will have the appropriate derivative meanings.

     1.16 "MATERIALS" means works in progress and raw and packaging materials related to the Business.

     1.17 "PERSON" means (as the context requires) an individual, a corporation, a partnership, an association, a trust, a limited liability company, or other entity or organization, including a Governmental Entity.

     1.18 "PRODUCTS" means collectively, except where specifically qualified in this Supply Agreement, the Liquid Product and the Lozenge Product SKU's of the Business and the Bulk Lozenge Product of the Business produced as of the Signing Date of this agreement for sale in the United States and Canada, and set forth on Schedules 1.03, 1.12 and 1.13 respectively, whether Manufactured or Contract Manufactured as of the effective date of this Supply Agreement, together with any Alterations and/or Modifications. For purposes of clarification, the term Products does not include the UltraChloraseptic product produced and sold in the United Kingdom, liquid products topped with sample lozenges ("Toppered Products"), special pack products or displays.

     1.19 "PRODUCT CATEGORY" means the particular type of Product. For purposes of this Supply Agreement, a Product may be categorized as one of the following: Liquid Product, Lozenge Product or Bulk Lozenge Product as defined herein.

     1.20     "SIGNING DATE" means the date this Supply Agreement is signed.

     1.21     "SKUS" means Stock Keeping Units.

     1.22 "SPECIFICATIONS" means the procedures, requirements, formula(e) and standards related to Products employed by or on behalf of Supplier as of the Signing Date and provided to Buyer under the Sale Agreement, as amended pursuant to this Supply Agreement.

     1.23 "SUPPLIER'S PLANT" means that portion of Supplier's and Supplier's Affiliates' facilities located in Greensboro, North Carolina and Gross Gerau, Germany that is used in the Manufacture of Products and/or such other facilities of Supplier or Supplier's Affiliates as may be used in the Manufacture of Products.

     1.24 "SUPPLY PERIOD" means that period commencing on February 1, 2001 and running until either party terminates pursuant to Article XV of this Supply Agreement.

     1.25 OTHER DEFINITIONS. Other terms defined in this Agreement, and the location where they are defined, are:

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
       "AFFECTED PARTY" .................................   Section 16.04
       "ALTERATIONS" ....................................   Section 6.01
       "BUYER" ..........................................   Preamble
       "COST AND FEASIBILITY PROCESS" ...................   Section 6.04
       "DEFAULTING PARTY" ...............................   Section 15.01
       "FIRM WRITTEN PURCHASE OFFER" ....................   Section 2.03
       "FIFO" ...........................................   Section 5.02
       "FORECAST" .......................................   Section 3.01
       "MODIFICATIONS" ..................................   Section 6.02
       "NON-AFFECTED PARTY" .............................   Section 16.04
       "NON-DEFAULTING PARTY" ...........................   Section 15.01
       "SALE AGREEMENT" .................................   Preamble
       "SERVICES AGREEMENT" .............................   Preamble
       "SUPPLIER" .......................................   Preamble
       "TRANSITIONAL SUPPLY AGREEMENT" ..................   Preamble
       "TERMINATION DATE" ...............................   Section 15.01

                                   ARTICLE II
                                BASIC OBLIGATIONS

     2.01 SUPPLIER'S OBLIGATIONS. Subject to the limitations and conditions of this Supply Agreement, during the applicable Supply Period, Supplier will Manufacture, or arrange for the Contract Manufacture of, and sell to Buyer Buyer's requirements (up to the maximum set forth in Schedule 2.02) of Products. Except as set forth in Section 7.01 herein, Supplier will be responsible for ensuring that all Product sold to Buyer hereunder complies with Specifications.

     2.02 BUYER'S OBLIGATIONS. Subject to the limitations and conditions of this Supply Agreement, during the applicable Supply Period, Buyer will purchase from Supplier Buyer's requirements (up to the maximums set forth in Schedule 2.02) of Products within the applicable Product Category, at the prices set forth on Schedule 9.01 or at such other prices as may be determined in accordance with this Supply Agreement. Buyer will also be responsible for paying certain other expenses, as expressly set forth elsewhere in this Supply Agreement.

     2.03     PURCHASE ORDER REQUIREMENTS. Subject in all respects to
Article III of this Supply Agreement, all Manufacturing or Contract Manufacturing under this Supply Agreement will be covered by a written purchase order in a form mutually acceptable to Buyer and Supplier (a "Firm Written Purchase Order"). The terms of this Supply Agreement will govern the performance of all firm purchase orders and, in the event of any inconsistency between this Supply Agreement and any firm purchase order, this Supply Agreement will prevail.

                                   ARTICLE III
                           FORECASTS/ORDERS/LOCATIONS

     3.01 BUYER FORECAST. Pursuant to the terms of the Transitional Supply Agreement, Buyer will be submitting to Supplier a forecast of its requirements of Products, by month, for the entire Transitional Supply Period. Buyer will be providing an eighteen (18) month rolling forecast ("Forecast") that will be updated monthly, and Buyer will continue this process of

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providing and updating the Forecast under this Supply Agreement for the Supply
Period. Such monthly updates will be provided to Supplier on the 15th of each calendar month.

     3.02 SUBSEQUENT FIRM WRITTEN PURCHASE ORDERS. In addition to the Forecast set forth above in Section 3.01, Buyer will deliver to Supplier Firm Written Purchase Orders for Buyer's requirements. Such Firm Written Purchase Orders will be in the form set forth in Schedule 3.02 and for the Liquid Product must be received twelve (12) weeks prior to the date set forth in such Firm Written Purchase Order for delivery of such Products; and for the Lozenge Product and Bulk Lozenge Product must be received sixteen (16) weeks prior to the date set forth in such Firm Written Purchase Order for delivery of such Products. Pursuant to these conditions, and to the maximums set forth in
Schedule 2.02, Supplier will manufacture and Buyer will arrange to pick-up Products to fulfill such Firm Written Purchase Orders.

     3.03 REPORTS BY SUPPLIER. If requested by Buyer, Supplier will use commercially reasonably efforts to provide Buyer with quarterly reports on raw materials, packing material and finished Products reflecting Manufacturing, Contract Manufacturing, shipments, inventories, and non-binding projections related thereto.

     3.04 CHANGE TO PARTIAL OR FULL CONTRACT MANUFACTURING OR RELOCATION OF MANUFACTURING. Unless otherwise agreed to by the parties, if Supplier shall relocated any Manufacturing or Contract Manufacturing to facility(ies) different from the facility(ies) currently Manufacturing or Contract Manufacturing or if Supplier shall decide to switch from Manufacturing Products to partial or full Contract Manufacturing of Products, Supplier will provide Buyer with six (6) months prior written notice of such change provided that no such relocation or change shall affect Supplier's agreements or obligations hereunder.

                                   ARTICLE IV
                        MATERIALS AND EQUIPMENT; CAPACITY

     4.01 SOURCES OF MATERIALS. During the Supply Period, Supplier will source or arrange for the sourcing of all raw and packaging materials required for Manufacturing or Contract Manufacturing Products from vendors reasonably selected by or on behalf of Supplier consistent with Supplier's ordinary past business practices and in quantities reasonably calculated to meet Buyer's Orders in a cost-effective manner. Supplier agrees to maintain adequate inventories of raw materials and componentry reasonably calculated to meet the reasonable requirements of Buyer in a timely manner. Supplier agrees to use commercially reasonable efforts to obtain competitive pricing.

     4.02 NORMAL REPAIR AND REPLACEMENT OF EQUIPMENT. Supplier will be responsible for all repairs and replacement of equipment or facilities used in the Manufacture of Products at Supplier's Plant.

     4.03 CAPACITY. Supplier is not required to install additional production capacity or additional production lines to perform its supply obligations hereunder.

     4.04 MATERIAL SUPPLY. In the event that Supplier cannot, or does not, pursuant to Sections 2.01, 15.01 or 15.02 of this Supply Agreement, continue to produce Buyer's requirements, Supplier will use commercially reasonable efforts to separately supply Materials

                                        5
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for Buyer's use at other contract manufacturers to produce Buyer's requirements.
Notwithstanding the foregoing, Buyer's use of the Materials at another manufacturer is subject to Section 12.02 below.

                                    ARTICLE V
                          SHIPPING AND USE OF MATERIALS

     5.01     SHIPPING.

              (a) LIQUID PRODUCT. Buyer will arrange for the shipment of Liquid Product in full truckload quantities (on common carriers selected by Buyer), where possible, and at Buyer's expense (including without limitation any duties payable in respect of any shipment) and risk of loss from the Supplier's Warehouse or Contract Plant or Contract Warehouse (i.e., F.O.B. Supplier's Warehouse or F.O.B. Contract Plant or Contract Warehouse). Buyer will be responsible for all actual reasonable costs and expenses of month-to-month storage and warehousing of Liquid Products, whether stored or warehoused at Supplier's Warehouse, any Contract Warehouse or Contract Plant or elsewhere. Buyer must arrange to pick up its ordered requirements from Supplier's Warehouse or Contract Plant or Contract Warehouse on the Deliver Date specified in the Firm Written Purchase Order.

              (b) LOZENGE PRODUCT AND BULK LOZENGE PRODUCT. Supplier will arrange for the shipment of Lozenge Product and Bulk Lozenge Product in full seatainer quantities (on common carriers selected by Supplier), where possible, and at Buyer's expense (including without limitation any duties payable in respect of any shipment) from Gross Gerau, Germany to the respective port of entry ["Port(s) of Entry"] in North America. Buyer will arrange for the shipment of Lozenge Product and Bulk Lozenge Product in full truckload quantities (on common carriers selected by Buyer), where possible, and at Buyer's expense (including without limitation any duties payable in respect of any shipment) and risk of loss from the respective port of entry Port(s) of Entry where the Lozenge Product and Bulk Lozenge Product are delivered from Gross Gerau, Germany. Buyer will be the importer of record for the Lozenge Product and Bulk Lozenge Product. Buyer will be responsible for all actual reasonable costs and expenses of month-to-month storage and warehousing of Lozenge Product and Bulk Lozenge Product, whether stored or warehoused at the Ports of Entry, Supplier's Warehouse, any Contract Warehouse or Contract Plant or elsewhere. Buyer must arrange to pick up its ordered requirements from the Ports of Entry, Supplier's Warehouse or Contract Plant or Contract Warehouse on the Delivery Date specified in the Firm Written Purchase Order.

     5.02 ORDER OF USE FOR RAW AND PACKAGING MATERIALS AND INVENTORY BY SUPPLIER. Supplier will, and will cause any Contract Manufacturer to, use raw and packaging materials on a first-in, first-out basis ("FIFO") consistent with past ordinary business practices. Any Products Materials as of the Effective Date will likewise be used first to satisfy Buyer's requirements.

     5.03 COMMON CARRIER CLAIMS. All claims by or to common carriers in connection with Products will be the responsibility of Buyer, except to the extent any such claim by a common carrier is the proximate result of the negligence, gross negligence or intentional misconduct of, or breach of this Supply Agreement by, Supplier.

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     5.04     PALLETS. Liquid Product will be shipped to Buyer on CHEP pallets.
Lozenge Product and Bulk Lozenge Product will be shipped to Buyer on UK pallets. Buyer will, at its discretion, either pay Supplier for such pallets at actual cost or establish a lease contract for such pallets directly with the applicable third party.

                                   ARTICLE VI
                            CHANGES TO SPECIFICATIONS

     6.01 ALTERATIONS. During the Supply Period, Buyer may alter the Specifications for artwork and label copy of Products ("Alterations") by utilizing the Cost and Feasibility Process set forth below in Section 6.04 in order to seek the necessary prior written consent of Supplier, which consent will not be unreasonably withheld. Once an Alteration has been approved, Buyer will provide a finished artwork directly to the Packaging Materials Suppliers designed by Supplier. Once the artwork has been received by the Packaging Materials Suppliers, the process to order the materials and have the materials in the plant requires ten (10) weeks. Buyer will be responsible at the time of consent for:

              (a) providing materials required or prudent for implementation of such Alterations, including, without limitation, artwork and cylinders;

              (b) having secured from any Governmental Entity any approvals that may be necessary in connection with any Alteration;

              (c)   any resulting increases in costs; and

              (d) all liabilities, costs or expenses, including, without limitation, those of third parties, arising out of or related to Alterations, including, without limitation, those related to the failure or alleged failure of the Alterations to comply with applicable laws and regulations, provided the alterations are implemented by Supplier in accordance with the new specifications; and

              (e)   all scrapping costs associated with any Alterations.

     6.02 BUYER'S MODIFICATIONS. All changes to Specifications, including, but not limited to, new product SKU introductions (collectively "Modifications"), require the prior written consent of Supplier, such consent not to be unreasonably withheld. Buyer will utilize the Cost and Feasibility Process set forth below in Section 6.04 in order to seek the necessary prior written consent of Supplier. Buyer will be responsible for any costs and expenses associated with such Modifications, including, but not limited to any testing required for such Modifications and any costs and expenses thereof.

     6.03 SUPPLIER MODIFICATIONS. If Supplier initiates a change in packaging and Buyer agrees to such change, Supplier will bear the cost of any change parts and any cost increase or decrease in the production of the Product(s) will be passed through to Buyer.

     6.04 COST AND FEASIBILITY PROCESS. Any Modifications or Alterations requests from Buyer are subject to Supplier's cost and feasibility determination as to whether such modification can be accomplished ("Cost and Feasibility Process"). Supplier will provide Buyer

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with the cost and feasibility form set forth on Schedule 6.04 for submitting requests for such Modifications or Alterations to Supplier's Cost and Feasibility Process. Supplier will respond to Buyer's cost and feasibility request within four (4) weeks of receipt of the cost and feasibility form.

                                   ARTICLE VII
                                QUALITY ASSURANCE

     7.01 QUALITY CONTROL TESTS. Supplier will perform or cause to be performed quality control tests and assays on raw and packaging materials and on Liquid Product, Lozenge Product and Bulk Lozenge Product in accordance with Specifications. Buyer will perform or cause to be performed quality control tests associated with any sampling uses of the Bulk Lozenge Product.

     7.02 STABILITY TESTS. Supplier will maintain a stability testing program for the Products.

     7.03 BUYER INSPECTIONS. Supplier will permit Buyer's designated representatives to inspect and visit the Chloraseptic-related portion of Supplier's Plant from time to time for the purpose of determining compliance with this Supply Agreement. Such inspections will occur during regular business hours after at least twenty-four (24) hours written notice to Supplier. Buyer will not disrupt Supplier's operations. Buyer's designated representatives will be permitted to inspect and visit from time to time any Contract Plant for the purpose of determining Supplier's compliance with this Supply Agreement, if, and only to the extent, Supplier obtains the applicable Contract Manufacturer's consent.

     7.04 BUYER TESTS. At Buyer's request, Supplier will cause to be sent, at Buyer's expense, a reasonable number of Product samples to Buyer for examination and testing, at Buyer's expense, to assure conformity with Specifications.

                                  ARTICLE VIII
                              COMPLIANCE WITH LAWS

     8.01 LAWS RELATED TO MANUFACTURING. Supplier will maintain all necessary permits, licenses and certifications necessary for the Manufacturing of the Product. Supplier will comply with laws and regulations relating to environmental matters, wages and hours, equal employment opportunity, tax withholding on payrolls, working and sanitary conditions and workers' compensation, in each case, as well as all other applicable laws, regulations, ordinances and other rules of the federal, state or local authorities, with respect to maintenance and operation of Supplier's Plant, except where not material.

     8.02 LAWS RELATED TO PRODUCTS. Notwithstanding Section 8.01, Buyer will be responsible for complying in all material respects with all other laws and regulations relating to Products (without regard to whether such Products have been the subject of any Alteration or Additional Modification), including, without limitation, laws relating to the registration, identification, formulation, transportation, labeling, sale, marketing or distribution of Products. Buyer will be responsible for conducting product recalls and for other duties and obligations imposed by law, rule or regulation arising from or related to Product purchased by Buyer from Supplier during the Term hereof. Buyer will also be responsible for documentation,

                                        8
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investigation and action regarding drug adverse events, reports and records, and the like, arising from or related to Buyer's sales of the Products during the Term hereof.

                                   ARTICLE IX
                                      PRICE

     9.01 PRICING AND COST ASSUMPTIONS. Schedule 9.01 sets forth, by SKU, the price Buyer will pay Supplier for Products. Schedule 9.01 also sets forth major assumptions concerning the costs of Products (collectively "Manufacturing Costs"). Supplier will adjust any raw materials and packaging costs on a quarterly basis and will adjust any other manufacturing costs on an annual basis, on or before July 1st of each calendar year. In the event of any increase or decrease in the Manufacturing Costs (including, without limitation, cost changes associated with any decision by Supplier to switch from Manufacturing Products to partial or full Contract Manufacturing of Products), Supplier will pass such increase or decrease through to Buyer, such that the price Buyer will pay Supplier for Products will reflect such increase or decrease. In accordance with Supplier's adjustment of these costs, Supplier will notify Buyer in writing of any such increase or decrease in raw materials and packaging costs on a quarterly basis, and will notify Buyer in writing of any such increase or decrease in other manufacturing costs of an annual basis, on or before July 1st of each calendar year. The notice will include:

              (a)   the reason for the increase or decrease;

              (b)   the date when the increase or decrease will take effect; and

              (c)   the amount of the increase or decrease.

     Supplier will use its reasonable efforts to minimize cost increases consistent with its ordinary past business practices; provided, however, that this requirement will not limit Supplier's ability to switch from Manufacturing Products to partial or full Contract Manufacturing of Products.

                                    ARTICLE X
                                     PAYMENT

     10.01 INVOICING AND PAYMENT. Supplier will send Buyer an invoice for each shipment of Products. All invoices will be based upon the bill of lading describing the Products and quantity of Products shipped to Buyer. Buyer will be responsible for paying each invoice within thirty (30) calendar days after the date of such invoice and payment will not be delayed pending delivery of Products by any common carrier or resolution of any disputes between Buyer and any common carrier regarding the shipment. Buyer will pay Supplier a late payment charge of twelve percent (12%) per annum on any payment not received within thirty (30) calendar days of the date of the relevant invoice; provided, however, that Buyer will not owe any late payment charge with respect to any disputed payment amount pending resolution of such dispute. Payment will be made in US dollars and will be sent to the location designated in advance by Supplier.

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                                   ARTICLE XI
              SUPPLIER'S REPRESENTATIONS, WARRANTIES AND DISCLAIMER

     11.01 TITLE TO PRODUCTS. Supplier represents and warrants it will pass to Buyer good and marketable title to Products, free and clear of all material liens, claims, security interests and encumbrances of any kind.

     11.02 COMPLIANCE WITH SPECIFICATIONS AND GMP'S. Supplier represents and warrants the Products will be in compliance with Specifications within normal variation at the time such Products are delivered to the common carrier for shipment to Buyer, and will have been produced in accordance with then-current Good Manufacturing Practices.

     11.03 LIMITATION OF WARRANTIES. SUPPLIER MAKES NO WARRANTY, OTHER THAN THE WARRANTIES SET FORTH HEREIN OR IN THE SALE AGREEMENT. THE WARRANTIES SET FORTH HEREIN AND THEREIN ARE IN LIEU OF ALL OTHER WARRANTIES, EXPRESS OR IMPLIED, INCLUDING, WITHOUT LIMITATION THE WARRANTIES OF MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE.

                                   ARTICLE XII
                              INTELLECTUAL PROPERTY

     12.01 OWNERSHIP OF INTELLECTUAL PROPERTY. All intellectual property constituting Acquired Assets or constituting Excluded Assets shall be owned by and will at all times be and remain the exclusive property of Buyer or Supplier (or Supplier's Affiliates), respectively, and this Supply Agreement will not constitute a license, except to the extent required to fulfill each party's obligations hereunder.

     12.02 LICENSE DURING SUPPLIER SUPPLY TO BUYER. Except as otherwise agreed in writing by the parties, Supplier grants Buyer a nonexclusive license under any applicable packaging patents owned by Supplier to use and sell Products supplied by Supplier to Buyer under this Supply Agreement. This license will not include any right to repackage any products using said packages supplied under this Supply Agreement. This license will not apply to any Products supplied under this Supply Agreement the contents of which have been modified by Buyer. For avoidance of doubt, it is understood that Buyer will have no rights, except as set forth in Section 12.03 herein, to make or have made packages under Supplier's packaging patents.

     12.03 LICENSE IF SUPPLIER NO LONGER SUPPLIES BUYER. In the event this Supply Agreement is terminated pursuant to Paragraph 15.02 and Supplier no longer supplies Product to Buyer, Supplier grants Buyer a perpetual license to certain patents dealing with certain child resistant packaging, under the terms set forth in the License Agreement, in the form attached as Exhibit 12.03, to be executed concurrently with this Supply Agreement.

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                                  ARTICLE XIII
                     SUPPLIER'S AND CONTRACT MANUFACTURER'S
                             USE OF BUYER'S PROPERTY

     13.01 BOOKS AND RECORDS. During the Supply Period with respect to any Product Category, Supplier will be permitted, at no cost to Supplier, to retain and use any Books and Records transferred to the Buyer pursuant to the Sale Agreement to the extent reasonably necessary for Supplier to fulfill its obligations under this Supply Agreement with respect to such Product Category.

                                   ARTICLE XIV
                                      TERM

     14.01 TERM. This Supply Agreement will be in effect until either party terminates this Supply Agreement pursuant to Section 15.01 or Section 15.02.

                                   ARTICLE XV
                                   TERMINATION

     15.01 NOTICE OF DEFAULT. In addition to any other rights or remedies Buyer or Supplier may have under the Sale Agreement or at law or in equity, a party not in default under this Supply Agreement (the "Non-Defaulting Party") may terminate this Supply Agreement or any Supply Period by giving written notice to the other party (the "Defaulting Party") of the Non-Defaulting Party's intention to terminate this Supply Agreement or any Supply Period upon the occurrence of either or both of the following events:

              (a) a breach by the Defaulting Party of any of its obligations hereunder; or

              (b) the filing by or against the Defaulting Party of a petition in bankruptcy, or any appointment of a receiver for the Defaulting Party or any substantial part of its assets, or any assignment for the benefit of the Defaulting Party's creditors.

     Such notice will identify a date for termination of this Supply Agreement or any Supply Period, which date will not be sooner than five (5) Business Days after receipt of such notice by the Defaulting Party ("Termination Date"). If the event on which the notice is based is not cured prior to the Termination Date, then this Supply Agreement or any Supply Period will terminate on the Termination Date pursuant to such notice.

     15.02 TERMINATION WITHOUT CAUSE. Buyer may terminate early this Supply Agreement or any Supply Period at any time without cause and without penalty by giving twelve (12) months prior written notice to Supplier. Notwithstanding the above, if Buyer terminates in this manner, Buyer will be liable for existing inventory and Materials.

     15.03 EFFECT ON OTHER AGREEMENTS/SURVIVAL OF CERTAIN PROVISIONS. Termination of this Supply Agreement or any Supply Period will have no effect on any other agreements between Buyer and Supplier, unless an effect is mutually and specifically agreed in writing between the parties, and such termination will not relieve either party of any liability to the other based on acts or omissions prior to such termination. The following Articles and Sections will survive any such termination: Article XI, Article XII, and Sections 15.03, 15.04, 16.03, 16.05, 16.06, 16.07, 16.08, 16.09 and 16.10.

     15.04 UNSHIPPED PRODUCTS AND MATERIALS. Upon any termination of this Supply Agreement or any Supply Period with respect to any Product Category, Supplier will arrange for the prompt shipment to Buyer at the address(es) designated by Buyer pursuant to Section 5.01, and Buyer will purchase:

              (a) any unshipped Products within such Product Categor(ies) as of the Termination Date at the price(s) set forth in Schedule 9.01 as modified pursuant to Section 9.01; and

              (b) any unused but usable works in progress or Materials exclusively related to Products within such Product Categor(ies), at actual cost.

     Buyer will be responsible for paying for the shipment of, and will bear the risk of loss for, usable Materials and Products to the designated location(s).

                                   ARTICLE XVI
                                  MISCELLANEOUS

     16.01 ENTIRE AGREEMENT. This Supply Agreement constitutes the entire agreement between Supplier and Buyer with respect to, among other things, the Manufacture and Contract Manufacture of Products. In the event of any inconsistency between this Supply Agreement and any subsequently-issued document, including without limitation, an Order, this Supply Agreement will prevail.

     16.02 TAXES. Buyer and Supplier agree to pay all Taxes assessed on all materials, excluding Products, to which each of them has title. Buyer will be responsible for paying all taxes assessed on Products.

     16.03 SUPPLIER'S EMPLOYEES AND INDEPENDENT CONTRACTOR STATUS. During the term hereof, and for a period of two (2) years after the termination of this Supply Agreement, Buyer will not, and will cause its Affiliates not to, without Supplier's prior written agreement, directly or indirectly solicit for employment or hire any employees of Supplier or Supplier's Affiliates who have worked in connection with the performance of this Supply Agreement. Supplier is acting pursuant to this Supply Agreement as an independent contractor.

     16.04 FORCE MAJEURE. Neither party (the "Affected Party") will be liable to the other (the "Non-Affected Party") for failure to perform any part of this Supply Agreement if such failure results from an act of God, war, revolt, revolution, sabotage, actions of a Governmental Entity, laws, regulations, embargo, fire, strike, other labor trouble, insolvency or other financial difficulty of any Contract Manufacturer or any cause beyond the Affected Party's control. Upon the occurrence of any such event which results in, or will result in, delay or failure to perform according to the terms of this Supply Agreement, the Affected Party will promptly give notice to the Non-Affected Party of such occurrence and the effect and/or anticipated effect of such occurrence. The Affected Party will use its reasonable efforts to minimize disruptions in its performance and to resume performance of its obligations under this Supply Agreement as soon as practicable, provided, however, the resolution of any strike or labor trouble will be within the sole discretion of the Affected Party.

     16.05 NO RIGHT OF SET-OFF. Notwithstanding any other provisions of this Supply Agreement or any other agreement between the parties, all payments to be made by either party under this Supply Agreement will be made free of any set-off and will be promptly remitted to the party entitled to receive payment hereunder.

     16.06 LIMITATION. Any Action pursuant to this Supply Agreement, including, without limitation, any Action with respect to any indemnify obligation, must be commenced within five (5) years after the termination of this Supply Agreement.

     16.07    INDEMNIFICATION BY SUPPLIER.

              (a) Subject to the terms and conditions of this Supply Agreement, Supplier will jointly and severally defend, indemnify and hold harmless Buyer and its affiliates and each of their respective officers, directors, employees, shareholders, agents and representatives, and their successors and assigns (collectively the "Buyer Indemnities") from and against all claims, losses, liabilities, damages, costs and expenses (including without limitation reasonable fees and expenses of attorneys incurred in investigation or defense of any Action) (collectively "Claims") arising out of or related to:
(i) Excluded Liabilities as set forth in the Sale Agreement, (ii) any breach of any covenant or agreement of Supplier contained in this Supply Agreement, (iii) any negligence, gross negligence, or willful or intentional misconduct by Supplier or any of its personnel; and (iv) any breach of any representation or warranty of Supplier contained in this Supply Agreement;

              (b) Promptly after receipt by Buyer of notice of any third-party Action in respect of which indemnity may be sought against Supplier hereunder (for purposes of this Section 16.07, a "Buyer's Assertion"), Buyer will notify Supplier in writing of the Buyer's Assertion, but the failure to so notify Supplier will not relieve Supplier of any liability it may have to Buyer, except to the extent Supplier has suffered actual prejudice thereby. Supplier will be entitled to participate in and, to the extent Supplier elects by written notice to Buyer within thirty (30) days after receipt by Supplier of notice of such Buyer's Assertion, to assume the defense of such Buyer's Assertion, at Supplier's own expense, with counsel chosen by them which will be reasonably satisfactory to Buyer. With respect to any such Buyer's Assertion, Buyer will promptly provide Supplier with: (i) notice and copies of any documents served upon Buyer; and (ii) all reasonable cooperation which Supplier deems necessary to defend such Buyer's Assertion, including, without limitation, providing Supplier and its outside attorneys access to any potentially relevant documents, information, or individuals within the control of Buyer, other than any privileged documents. If business information of Buyer other than that pertaining to the Business is contained in such documents or information, Supplier and Buyer will enter into appropriate secrecy commitments to protect such documents or information. Notwithstanding that Supplier may have elected by written notice to assume the defense of any Buyer's Assertion, Buyer will have the right to participate in the investigation and defense thereof, with separate counsel chosen by Buyer, but in such event the fees and expenses of Buyer (above those which would otherwise have been incurred) and such separate counsel will be paid by Buyer.

              (c) Notwithstanding anything in this Section 16.07 to the contrary: (i) Supplier will have no obligation with respect to any Buyer's Assertion if, in connection therewith, Buyer, without the written consent of Supplier, which consent will not be unreasonably withheld, settles or compromises any Action or consents to the entry of any judgment; and (ii) Supplier will not without the written consent of Buyer with respect to any Buyer
Assertion: (A) settle or compromise any Action or consent to the entry of any judgment which does not include as an unconditional term thereof the delivery by the claimant or plaintiff to Buyer of a duly executed written release of Buyer from all liability in respect of such Action, which release will be reasonably satisfactory in form and substance to counsel for Buyer, or (B) settle or compromise any Action in any manner that, in the reasonable judgment of Buyer or its counsel, will adversely affect Buyer other than as a result of money damages or other money payments.

              (d) Upon the payment of any settlement or judgment pursuant to this Section 16.07 with respect to any Buyer's Assertion, Supplier will be subrogated to all rights and remedies of Buyer against any third party in respect of such Buyer's Assertion to the extent of the amount so paid by Supplier.

              (e) The indemnity provided for by this Section 16.07 will be Buyer's exclusive source of recovery against Supplier with respect to matters covered hereby.

     16.08    INDEMNIFICATION BY BUYER.

              (a) Subject to the terms and conditions of this Agreement, Buyer will defend, indemnify and hold harmless Supplier and its affiliates and each of their respective officers, directors, employees, shareholders, agents and representatives, and their successors and assigns (collectively, the "Supplier Indemnities") from and against all Claims arising out of or related to: (i) Assumed Liabilities as defined in the Sale Agreement; (ii) any breach of any covenant or agreement of Buyer contained in this Supply Agreement; and (iii) any breach of any representation or warranty of Buyer contained in this Supply Agreement.

              (b) Promptly after receipt by Supplier of notice of any Action in respect of which indemnity may be sought against Buyer hereunder (for purposes of this Section 16.08, a "Supplier's Assertion"), Supplier will notify Buyer in writing of the Supplier's Assertion, but the failure to so notify Buyer will not relieve Buyer of any liability it may have to Supplier, except to the extent Buyer has suffered actual prejudice thereby. Buyer will be entitled to participate in and, to the extent Buyer elects by written notice to Supplier within thirty (30) days after receipt by Buyer of notice of such Supplier's Assertion, to assume the defense of such Supplier's Assertion, at its own expense, with counsel chosen by it which will be reasonably satisfactory to Supplier. With respect to any such Supplier's Assertion, Supplier will promptly provide Buyer with: (i) notice and copies of any documents upon Supplier; and
(ii) all reasonable cooperation which Buyer deems necessary to defend such Supplier's Assertion, including without limitation providing Buyer and its outside attorneys access to any potentially-relevant documents, information, or individuals within the control of Supplier, other than any privileged documents. If business information of Supplier other than that pertaining to the Business is contained in such documents or information, Supplier and Buyer will enter into appropriate secrecy commitments to protect such documents or information. Notwithstanding that Buyer may have elected by written notice to assume the defense of any Supplier's Assertion, Supplier will have the right to participate in the investigation and defense thereof, with separate counsel chosen by Supplier, but in such event the fees and expenses of Supplier (above those which would otherwise have been incurred) and such separate counsel will be paid by Supplier.

              (c) Notwithstanding anything in this Section 16.08 to the contrary: (i) Buyer will have no obligation with respect to any Supplier's Assertion if, in connection therewith, Supplier, without the written consent of Buyer, settles or compromises any Action or consents to the entry of any judgment; and (ii) Buyer will not, without the written consent of Supplier, which consent will not be unreasonably withheld, with respect to any Supplier's
Assertion: (A) settle or compromise any Action or consent to the entry of any judgment which does not include as an unconditional term thereof the delivery by the claimant or plaintiff to Supplier of a duly executed written release of Supplier from all liability in respect of such Action, which release will be reasonably satisfactory in form and substance to counsel for Supplier; or (B) settle or compromise any Action in any manner that, in the reasonable judgment of Supplier or their counsel, will materially adversely affect Supplier other than as a result of money damages or other money payments.

              (d) Upon the payment of any settlement or judgment pursuant to this Section 16.08 with respect to any Supplier's Assertion, Buyer will be subrogated to all rights and remedies of Supplier against any third party in respect of such Supplier's Assertion to the extent of the amount so paid by Buyer.

              (e) The indemnity provided for by this Section 16.08 will be Supplier's exclusive source of recovery against Buyer with respect to matters covered hereby.

     16.09    DISPUTE RESOLUTION

              (a) Any Action asserted by Supplier against buyer or by Buyer against Supplier (a "Claim") arising out of or related to this Supply Agreement, including without limitation any Claim for indemnification pursuant to Sections
16.07 and 16.08 above, hereof or any issue as to whether or not a Claim is arbitrable, will be resolved pursuant to the procedures described in this
Section 16.09.

              (b) Should any Claim arise, Supplier and Buyer will first attempt to resolve such Claim by entering into good faith negotiations by or among their appropriate employees or officers. Such negotiations will commence as soon as practicable after either Supplier or Buyer has received notice from the other party of such claim, but no later than ten (10) days after such receipt, and will terminate thirty (30) calendar days after such commencement. During negotiations, Supplier and buyer will not have the right to any discovery, unless agreed by each of Supplier and Buyer.

              (c) Any Claim which has not been resolved pursuant to Section 16.09(b) of this Agreement will be referred to good faith negotiations by or among one or more officers of Supplier and Buyer. Such negotiations will commence as soon as practicable after termination of the negotiations described in Section 16.09(b), but not later than ten (10) business day thereafter, and will terminate thirty (30) calendar days after such commencement. During the negotiations, Supplier and Buyer will not have the right to any discovery, unless agreed by Supplier and Buyer.

              (d) Any Claim which has not been resolved pursuant to Section 16.09(c) of this Agreement will be determined by arbitration. The arbitration will be conducted by one arbitrator, who will be appointed pursuant to the Commercial Arbitration Rules of the American Arbitration Association (AAA). The arbitration will be held in Cincinnati, Ohio and will be conducted in accordance with the Commercial Arbitration rules of the AAA, except that the rules set forth in this Section 16.09(d) will govern such arbitration to the extent they conflict with the rules of the AAA. Supplier and Buyer will use their best efforts to cause the arbitration to be conducted in an expeditious manner. Supplier and Buyer will use their best efforts to cause the arbitration to be completed within sixty (60) days after selection of the arbitrator. In the arbitration, Delaware law will govern, except to the extent that those laws conflict with the Commercial Arbitration Rules of the AAA and the provisions of this Section 16.09(d). There will be no discovery, except as the arbitrator will permit following a determination by the arbitrator that the person seeking such discovery has a substantial, demonstrable need. All other procedural matters will be within the discretion of the arbitrator. In the event a Person fails to comply with the procedures in any arbitration in a manner deemed material by the arbitrator, the arbitrator will fix a reasonable period of time for compliance and, if the Person does not comply within said period, a remedy deemed just by the arbitrator, including an aware of default, may be imposed. The determination of the arbitrator will be final and binding on the Supplier and Buyer. Judgment upon the award rendered by the arbitrator may be entered in any court having jurisdiction thereof.

     16.10 DAMAGE LIMITATIONS. Notwithstanding anything to the contrary in this Agreement, none of Supplier's Indemnified Parties nor Buyer's Indemnified Parties will be permitted to recover any consequential, indirect, special or punitive damages arising out of or related to this Agreement, regardless of the form of the Claim or Action, including without limitation Claims or Actions for indemnification, tort, breach of contract, warranty, representation or covenant.

     16.11 SUCCESSORS AND ASSIGNS. This Supply Agreement will be binding upon and will inure to the benefit of the signatories hereto and their respective successors and permitted assigns. Neitherof Supplier nor Buyer may assign this Supply Agreement, or any of their rights or liabilities thereunder, without the prior written consent of the other parties thereto, provided that Supplier and Buyer may so assign, in whole or in part, to one or more of their Affiliates. Any such assignment will not relieve the party making the assignment from any liability under such agreements.

     16.12 NOTICES. All notices required or permitted to be given under this Supply Agreement will be in writing and will be deemed to be properly given when actually received by the Person entitled to receive the notice at the address stated below, or at such other address as Supplier or Buyer may provide by notice to the other:

     SUPPLIER:
           The Procter & Gamble Manufacturing Company
           The Health Care Research Center

           8700 Mason-Montgomery road
           P.O. Box 8006
           Mason, Ohio 45040-9462
           Attention: Pam Potter, Manufacturing Brand Assistant
           Telephone: 513-622-0726
           Fax: 513-622-1220

           With a copy to:

           The Procter & Gamble Manufacturing Company
           One Procter & Gamble Plaza
           Cincinnati, Ohio 45202
           Attention: Associate General Counsel - Healthcare
           Telephone: (513) 983-6084
           Fax: (513) 983-4274

     BUYER:
           Prestige Brands International, Inc.
           26811 South Bay Drive
           Suite 300
           Bonita Springs, FL 34134
           Attention: Ted Host
           Telephone: (941) 948-8545
           Fax: (941) 948-8551

           With a copy to:

           Hunton & Williams
           Riverfront Plaza, East Tower
           951 East Byrd Street
           Richmond, VA 23219
           Attention: Daniel M. LeBay, Esq.
           Telephone: (804) 788-8200
           Fax: (804) 788-8218

IN WITNESS WHEREOF, the parties have signed this Supply Agreement on the date set forth below.

SUPPLIER:                                BUYER:

THE PROCTER & GAMBLE MANUFACTURING       PRESTIGE BRANDS INTERNATIONAL, INC.
COMPANY

 By:                                      By:
------------------------------------    ----------------------------------------
 Name printed:                           Name printed:
------------------------------------    ----------------------------------------
 Title:                                  Title:
------------------------------------    ----------------------------------------
 Date:                                   Date:
------------------------------------    ----------------------------------------

P&G INTERNATIONAL OPERATIONS SA          PRESTIGE BRANDS INTERNATIONAL (CANADA),
                                         CORP.

 By:                                     By:
------------------------------------    ----------------------------------------
 Name printed:                           Name printed:
------------------------------------    ----------------------------------------
 Title:                                  Title:
------------------------------------    ----------------------------------------
 Date:                                   Date:
------------------------------------    ----------------------------------------

Portions of this Exhibit were omitted and filed separately with the Securities and Exchange Commission pursuant to a request for confidential treatment. Such portions are marked by a series of asterisks.

                                  SCHEDULE 1.04
                              BULK LOZENGE PRODUCT

BULK LOZENGES IN DRUMS
cherry
menthol

                                  SCHEDULE 1.13
                                 LIQUID PRODUCT

OPEN STOCK LIQUID
FINISHED PRODUCT:

                                                                    # per
                                                                   physical
     Brand Codes       Description                                  cases
     -----------       -----------                                 --------
       69350           U.S. Cherry Liquid 6oz.                        12
       07195           U.S. Menthol Liquid 6oz.                       12
       04712           U.S. Cool Mint Liquid 6oz.                     12
       64535           U.S. Cherry Liquid 1oz.                        24
       67936           Canada Cherry Liquid 175mL (6oz.)              12
       67937           Canada Menthol Liquid 175mL (6oz.)             12

                                  SCHEDULE 1.14
                                 LOZENGE PRODUCT

OPEN STOCK LOZENGE
FINISHED PRODUCT:

                                                                    # per
                                                                   physical
     Brand Codes       Description                                  cases
     -----------       -----------                                 --------
  11921                U.S. Cherry Lozenges 18ct                      36
  15374                U.S. Menthol Lozenges 18 ct                    36
  74497                Canada Cherry Lozenges 18 Ct                   36
  74567                Canada Menthol Lozenges 18 ct                  36

                                  SCHEDULE 2.02
                                    MAXIMUMS

Requirements requested by Buyer in the Firm Written Purchase Order will not exceed the forecast by the following amounts:

     Months 1 and 2: Fixed
     Months 3 and 4: 10%
     Months 5 and 6: 25%

Supplier will be open to consider deviations beyond this on a case-by-case basis and will use commercially reasonable efforts to accommodate such deviations.

If Buyer's annual requirements are forecasted to increase more than 10% versus previous year, Buyer and Supplier agree to develop a mutually agreeable plan to meet the demand.

                                  SCHEDULE 3.02
                       FORM OF FIRM WRITTEN PURCHASE ORDER

                          PRESTIGE BRANDS INTERNATIONAL
                                 PURCHASE ORDER

TO:   PROCTER & GAMBLE                                  SHIP TO:
      tbd


DATE          PICK UP DATE          SHIP VIA          PURCHASE ORDER NO.

                                                            SHIPMENTS BY WEEK*

 QUANTITY     BRAND                    WEEK     WEEK     WEEK    WEEK
(PHYS CS.)    CODE      DESCRIPTION      1        2        3       4
---------------------------------------------------------------------




*SHIPMENTS SHOULD BE IN FULL TRUCKLOADS
48 ft. and 53 ft. trucks will hold 48 pallets
Liquids:    130 cases/pallet
Lozenges:   80 cases/pallet


-------------------------------------------------
AUTHORIZATION SIGNATURE

                                  SCHEDULE 6.04
                            COST AND FEASIBILITY FORM

                           COST & FEASIBILITY REQUEST


DATE:                                                   C&F NO.:
SKU:
COUNTRY:

ASSUMPTIONS:



VOLUME:


TIMING:


REQUIREMENTS:

--------------------------------------------
SIGNATURE

                           CHLORASEPTIC SCHEDULE 9.01

PRODUCT                             US        CANADA
                                   BRAND      BRAND
                                   CODE        CODE
                                   -----      ------
6oz Cherry liquid                  69350       67936
6oz Menthol liquid                 07195       67937
6oz Cool Mint liquid               04712         n/a
1oz Cherry liquid                  64535         n/a

18ct Cherry lozenge                11921       74497
18ct Menthol lozenge               15374       74567
Bulk lozenges (40kg)                 n/a         n/a
***

                                  EXHIBIT 12.03

                                LICENSE AGREEMENT

This LICENSE AGREEMENT by and between The Procter & Gamble Company, an Ohio corporation (collectively with its affiliates, "P&G"), and Prestige Brands International, Inc., a Virginia corporation, (collectively with its Affiliates "PRESTIGE"). This LICENSE AGREEMENT will have an effective date of February 1, 2001 ("EFFECTIVE DATE"). Supplier and Buyer are sometimes collectively referred to herein as "parties" and individually as "party."

                           BACKGROUND OF THE AGREEMENT

PRESTIGE and P&G have entered into an Asset Sale and Purchase Agreement, dated March 30, 2000 ("SALE AGREEMENT"), pursuant to which PRESTIGE purchased certain assets; and on the same day, PRESTIGE and P&G simultaneously entered into a Transitional Services Agreement to expire June 30, 2000 and a Transitional Supply Agreement to expire January 31, 2001.

Under the terms of the SALE AGREEMENT, in addition to having agreed to negotiate in good faith a long term supply agreement governing the supply of certain product by P&G for a period after January 31, 2001, the PARTIES also agreed to negotiate in good faith a license agreement governing the licensing by P&G to PRESTIGE of certain child resistant packaging technology, said license to become effective in the event P&G no longer supplies the subject product to PRESTIGE.

The parties have negotiated and on this day are simultaneously entering into the long term supply agreement ("SUPPLY AGREEMENT") to which this LICENSE AGREEMENT is an exhibit.

In consideration of the mutual representations, warranties, covenants, agreements and conditions contained herein, the PARTIES agree as follows:

1.   DEFINITIONS.

          1.1. GENERAL. The capitalized terms defined herein shall have the meanings indicated for purposes of this LICENSE AGREEMENT; non-capitalized terms have no limit as to subject matter or scope.

          1.2. "AFFILIATE" means, with respect to a Person, another Person that directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, such Person. "Control," whether or not capitalized, means, with respect to a Person, the ownership by another Person of greater than 50% of the income or voting interests of such Person or such other Person of greater than 50% of the income or voting interests of such Person or such other arrangement as constitutes the direct or indirect ability to direct the management, affairs or actions of such Person.

          1.3.    "LICENSE AGREEMENT" means this agreement.

          1.4.    "LICENSED FIELD" means packaging for the Liquid Product.

          1.5. "LICENSED PATENTS" means those patents, patent applications and patents issuing therefrom specifically set forth in Appendix A.

          1.6. "LICENSED PACKAGING" means packaging having a bottle, closure, and seal as generally set forth in Appendix B; and employing a child resistant means as specifically set forth in Appendix B; and covered by and/or produced using a process or method covered by, one or more claims of LICENSED PATENTS.

          1.7. "LIQUID PRODUCT" means the oral anesthetic liquid finished open stock product produced as of the Signing Date of the SUPPLY AGREEMENT for sale in the United States and Canada that is set forth on Schedule 1.12 of the SUPPLY AGREEMENT, together with any Alterations and/or Modifications.

          1.8. "OTHERWISE DISPOSED OF" means the transfer of a UNIT by PRESTIGE to a THIRD PARTY (except for purposes of scrapping), irrespective of the form of consideration received by PRESTIGE.

          1.9. "PARTY" means either PRESTIGE or P&G, and "PARTIES" means the two collectively.

          1.10. "PERSON" means (as the context requires) an individual, a Corporation, a partnership, an association, a trust, a limited liability company, or other entity or organization, including a governmental entity.

          1.11. "PERSONNEL" means, as applied to PRESTIGE or P&G, officers, employees, consultants, agents, contractors or others hired by or retained by the respective PARTY.

          1.12.   "TERRITORY" means the United States and Canada.

          1.13. "THIRD PARTY" means any individual, corporation, association or other entity, which is not a PARTY.

          1.14.   "UNIT" means a single LICENSED PACKAGING.

          1.15. Other Terms. Other terms defined in this LICENSE AGREEMENT, and the location where they are defined, are:

          "AAA"                      Paragraph 11

          "AUDITOR"                  Paragraph 5.2

          "DISPUTE"                  Paragraph 11

          "EFFECTIVE DATE"           Page 1, first paragraph

          "INFRINGEMENT"             Paragraph 7.1

          "LIABILITY"                Paragraph 9.1

          "LICENSE"                  Paragraph 2.1

          "SALE AGREEMENT"           Page 1, second paragraph

          "SUITS"                    Paragraph 9.1

2.   GRANT

          2.1. LICENSE GRANT. Effective pursuant to Paragraph 2.2, P&G conditionally grants PRESTIGE a non-exclusive license to make, have made, use, and sell LICENSED PACKAGING in the TERRITORY under LICENSED PATENTS solely in the LICENSED FIELD; said license shall not include the right to sublicense ("LICENSE").

          2.2. CONDITION AND EFFECTIVE DATE OF LICENSE GRANT. The LICENSE shall automatically be granted upon condition of, and become effective as of the date of, termination of the SUPPLY AGREEMENT under Paragraph
          15.02 of the SUPPLY AGREEMENT and whereupon such termination P&G no longer supplies LICENSED PACKAGING to PRESTIGE.

3.   ROYALTIES

          3.1. RUNNING ROYALTY. In consideration for the LICENSE granted herein, PRESTIGE shall pay P&G a running royalty of ***.

4.   PAYMENTS

          4.1. STATEMENTS AND DUE DATE. Not later than the fifteenth (15th) day of each February and August, PRESTIGE shall both: furnish to P&G a written statement in such detail as P&G may reasonably require (but in any case providing the number of UNITS sold or OTHERWISE DISPOSED OF during the period) of all amounts due under this LICENSE AGREEMENT for the semiannual periods ending the last days of the preceding December and June, respectively; and pay to P&G all amounts due to P&G. If no amount is accrued during any semiannual period, a written statement to that effect shall be furnished.

          4.2. ELECTRONIC FUND TRANSFER. All monies due P&G under this LICENSE AGREEMENT shall be paid by electronic fund transfer to an account to be identified by written notice to PRESTIGE. PRESTIGE shall bear all charges associated with the electronic fund transfers.

          4.3. OVERDUE PAYMENTS. Payments provided for in this Article 4, when overdue, shall bear interest compounded daily at a rate per annum equal to four percent (4%) in excess of the "prime rate" published by "The Wall Street Journal" at the time such payment is due, and for the time period beginning on the due date and ending on the date payment is received by P&G.

          4.4. EFFECT OF TERMINATION. If the LICENSE for any reason is terminated before all of the payments provided for in this Article 4 have been made, PRESTIGE shall immediately submit a terminal report and pay to P&G any remaining unpaid balance even though the due date as above provided has not been reached.

          4.5. WITHHOLDING TAX. In the event and to the extent that any payment under this LICENSE AGREEMENT is subject to a withholding tax under the law of the country from which the payment is made, and a treaty exists between that country and the country where the payment is received, PRESTIGE shall be permitted to make such a deduction from the payment made to P&G hereunder. PRESTIGE shall, for each such deduction, obtain from the relevant government authority a certificate or other documentary evidence of such deduction to enable P&G to recover the amount of tax or otherwise avoid double taxation on the payments.

5.   Records

          5.1. RECORDS. PRESTIGE shall keep and maintain at its regular place of business complete books and records of all business transactions by PRESTIGE in connection with LICENSED PACKAGING, including, but not limited to books and records relating to shipments, orders and sales of the LICENSED PACKAGING. Such records shall be retained by PRESTIGE for at least five (5) years following the year to which they pertain.

          5.2. INSPECTION OF RECORDS. P&G, or its duly authorized agents or representatives, shall have the right to inspect said books and records at PRESTIGE's premises during regular business hours, provided that P&G shall give PRESTIGE at least ten (10) days advance written notice of its intention to do so. P&G may only inspect PRESTIGE's records once per calendar year and may not inspect the same records twice. PRESTIGE shall pay P&G the amount of any underpayment of royalties with interest of Twelve Percent (12%) per year within fifteen (15) business days after the determination of the amount of such underpayment. P&G shall credit the amount of any overpayment of royalties made by PRESTIGE to the next royalty payment due after the determination of such overpayment. In the event of any dispute between the PARTIES as to the amount of any underpayment or overpayment of royalties, the PARTIES shall select an independent THIRD PARTY auditor ("AUDITOR") who shall inspect the PARTIES' books and records relating to any alleged underpayment or overpayment of royalties and whose determination with respect hereto shall be definitive and final. If the AUDITOR determines that there was a net underpayment or overpayment of royalties, then PRESTIGE shall either pay to P&G the amount of any such underpayment or P&G shall credit PRESTIGE the amount of any such overpayment as set forth above. If the AUDITOR finds in favor of P&G's calculations of royalties due and owing, then PRESTIGE shall bear the costs and fees of the AUDITOR; if the AUDITOR finds in favor of PRESTIGE's calculations of royalties due and owing, then P&G shall bear the costs and fees of the AUDITOR. If the AUDITOR does not find in favor of either

          PARTY's calculation, then the PARTIES shall share equally the costs and fees of the AUDITOR.

6.   MARKING

          6.1. MARKING. PRESTIGE shall place in a conspicuous location, on any product made or sold under LICENSED PATENTS, a patent notice in accordance with the applicable patent marking laws of the country in which the product is made and/or sold, should such marking serve as legal notice to would-be infringers.

7.   ENFORCEMENT

          7.1. NOTIFICATION OF INFRINGEMENT. In the event PRESTIGE learns of any potential or alleged infringement of LICENSED PATENTS due to the manufacture, use, importation, offer for sale or sale ("INFRINGEMENT") of LICENSED PACKAGING by a THIRD PARTY, PRESTIGE shall promptly advise P&G of all the relevant facts and circumstances known by PRESTIGE in connection with the INFRINGEMENT.

          7.2. ENFORCEMENT. P&G shall have the right, but not the obligation, to institute such action as it deems appropriate to terminate the INFRINGEMENT through negotiation, litigation and/or alternative dispute resolution means, at its sole discretion and at its sole cost. The right to institute such an action shall be exclusive to P&G. P&G shall have the right to select and to control counsel in any action initiated by P&G. PRESTIGE shall lend its name to the action, and provide such assistance as may be reasonably necessary. P&G has the right to settle such action at its sole discretion; any recovery of damages shall be retained by P&G.

8.   REPRESENTATIONS AND WARRANTIES

          8.1. REPRESENTATIONS AND DISCLAIMER OF WARRANTIES. Nothing in this LICENSE AGREEMENT shall be deemed to be a representation or warranty by P&G of the accuracy, safety, or usefulness for any purpose of any technical information, techniques, or practices at any time made available by P&G; nor to the patentability or validity of any patent applications or granted patents licensed by P&G. P&G shall have no liability whatsoever to PRESTIGE or any other person for or on account of any injury, loss, or damage, of any kind or nature, sustained by, or any damage assessed or asserted against, or any other liability incurred by or imposed on PRESTIGE or any other person, arising out of or in connection with or resulting from (a) the production, use, or sale of any apparatus or product, or the practice of the subject licensed patent rights; (b) the use of any technical information, techniques, or practices disclosed by P&G; or (c) any advertising or other promotional activities with respect to any of the foregoing, and PRESTIGE shall hold P&G or its PERSONNEL harmless in the event P&G or its PERSONNEL is held liable. Additionally, neither PARTY shall be liable in any circumstances whatsoever (including liability for negligence or other tortious act or omission) for (a) any loss of profit, loss of contract or loss of goodwill; or (b) any indirect or consequential loss. P&G shall not have any liabilities or responsibilities whatsoever with respect to LICENSED PACKAGING.

9.   INDEMNIFICATION

          9.1. INDEMNIFICATION. PRESTIGE agrees to indemnify, hold harmless and defend P&G and its PERSONNEL, against any and all claims, suits, actions, or demands ("SUITS") for any liability, damage or loss, including, but not limited to, death, illness, losses, property damage, costs, fees, and expenses ("LIABILITY") resulting or alleged to result from or arising out of exercise of the licenses granted herein or the LICENSED PACKAGING made, used, and/or sold under this LICENSE AGREEMENT by PRESTIGE. In the event of a SUIT against P&G which might give rise to a claim of indemnification hereunder, P&G shall promptly notify PRESTIGE. At its own expense, PRESTIGE shall have the right to control the resolution of such SUIT by intervention or otherwise. P&G will cooperate fully to reach disposition or settlement of the issue.

10.  TERMINATION

          10.1. TERMINATION. The LICENSE shall terminate upon the expiration of the last to expire LICENSED PATENT covering LICENSED PACKAGING, unless the LICENSE AGREEMENT is terminated sooner.

          10.2. PRESTIGE TERMINATION. PRESTIGE may terminate this LICENSE AGREEMENT (including payment obligations hereunder) at any time by providing written notice to P&G. Upon PRESTIGE'S provision of notice of such termination, the LICENSE granted to PRESTIGE will terminate and such rights will revert back to P&G. Notwithstanding the above, in the event of any such Termination, Prestige will still make payments due pursuant to Section 4.4 above.

          10.3. P&G TERMINATION. P&G may terminate this LICENSE AGREEMENT after written notice to PRESTIGE if PRESTIGE is in material breach of this LICENSE AGREEMENT providing that PRESTIGE shall have thirty (30) days after receipt of such written notice to take prudent and reasonable steps to cure the material breach. Furthermore, should PRESTIGE fail to cure the material breach within a reasonable time, termination of the LICENSE AGREEMENT shall be stayed pending resolution of any dispute pursuant to Article 10, if a request for arbitration pursuant to Article 11 is made by PRESTIGE within such thirty (30) day period. Notwithstanding the above, in the event of any such Termination, Prestige will still make payments due pursuant to
          Section 4.4 above.

11.  ARBITRATION

          11.1. ARBITRATION OF DISPUTES. Any controversy or dispute arising out of or in connection with this LICENSE AGREEMENT, its interpretation, performance, or termination, but not including validity or enforceability of LICENSED

          PATENTS, ("DISPUTE") that the PARTIES are unable to resolve within ninety (90) days after written notice by one PARTY to the other of the existence of such DISPUTE, shall be submitted to arbitration. The arbitration shall be conducted in Cincinnati, Ohio, U.S.A. except as may otherwise be agreed by the PARTIES, in accordance with the Commercial Arbitration Rules of the American Arbitration Association ("AAA") then in effect. Each DISPUTE shall be submitted to a panel of three (3) impartial arbitrators with each PARTY selecting one (1) arbitrator within fifteen (15) days after the commencement of the arbitration period and the two (2) selected arbitrators selecting a third arbitrator within thirty (30) days after the commencement of the arbitration period. Any arbitration hereunder shall commence within thirty (30) days after appointment of the third arbitrator. Both Parties will use their best efforts to cause the arbitration to be completed in an expeditious manner. In the arbitration, Ohio law will govern, except to the extent that those laws conflict with the Commercial Arbitration Rules of the AAA and the provisions of this section. No discovery by either PARTY shall be permitted unless the arbitrators determine that the PARTY requesting such discovery has a substantial, demonstrable need. The arbitrators shall make final determinations as to any discovery disputes and all other procedural matters. If any PARTY fails to comply with the procedures in any arbitration in a manner deemed material by the arbitrators, then the arbitrators shall fix a reasonable time for compliance, and if the PARTY does not comply within such period, then a remedy deemed just by the arbitrators, including an award of default, may be imposed. The decision of the arbitrators shall be rendered no later than one hundred and twenty (120) days after commencement of the arbitration period. The final decision of the arbitrators with respect to the DISPUTE, shall be limited to a finding fully in favor of one PARTY's position, and no compromise or split decisions shall be allowed. The costs of arbitration shall be born by the PARTY against whom the arbitral decision is made. Any judgment or decision rendered by the panel shall be binding upon the PARTIES and shall be enforceable by any court of competent jurisdiction.

12.  MISCELLANEOUS

          12.1. APPLICABLE LAW. This LICENSE AGREEMENT shall be construed under and enforced in accordance with the laws of the State of Ohio, without regard to its conflicts of laws principles.

          12.2. CURRENCY. All monies due to either PARTY must be paid in US dollars.

          12.3. HEADINGS. The headings or titles of Articles, Sections or Paragraphs appearing in this LICENSE AGREEMENT are provided for convenience and are not to be used in construing this LICENSE AGREEMENT.

          12.4. ENTIRE AGREEMENT. This LICENSE AGREEMENT constitutes the entire understanding between the PARTIES with respect to the subject matter contained herein and supersedes any and all prior agreements, understandings and arrangements whether oral or written between the PARTIES relating to the subject matter hereof, except as expressly set forth herein.

          12.5. LIMITATION ON USE OF NAMES. Neither PARTY shall use the name of the other PARTY without prior written consent of an authorized representative of the other PARTY; unless such use be required by law or government regulation, provided the other PARTY is given reasonable prior notice of such use.

          12.6. NON-ASSIGNABILITY. This LICENSE AGREEMENT shall be binding upon and inure to the benefit of the PARTIES, and, except as provided in Paragraph 12.6.1, shall be nontransferable and nonassignable to THIRD PARTIES without the prior express written consent of the other PARTY.

                  12.6.1. TRANSFER OF PATENT RIGHTS. Notwithstanding the terms of Paragraph 12.6, the LICENSE granted herein under the LICENSED PATENTS shall be binding upon any subsequent party in ownership or control thereof. P&G shall be responsible for ensuring the above.

          12.7. NON-WAIVER. The waiver by either PARTY of any breach of any provision hereof by the other PARTY shall not be construed to be a waiver of any succeeding breach of such provision or a waiver of the provision itself.

          12.8. PARTIAL INVALIDITY. If and to the extent that any court or tribunal of competent jurisdiction holds any of the terms or provisions of this LICENSE AGREEMENT, or the application thereof to any circumstances, to be invalid or unenforceable in a final nonappealable order, the PARTIES shall use their best efforts to reform the portions of this LICENSE AGREEMENT declared invalid to realize the intent of the PARTIES as fully as practicable, and the remainder of this LICENSE AGREEMENT and the application of such invalid term or provision to circumstances other than those as to which it is held invalid or unenforceable shall not be affected thereby, and each of the remaining terms and provisions of this LICENSE AGREEMENT shall remain valid and enforceable to the fullest extent of the law.

          12.9. NOTICES. Any and all notices provided for shall be sent to the respective PARTIES at the following addresses by certified or registered mail or sent by a nationally recognized overnight courier service:

                If to PRESTIGE:  Prestige Brands International, Inc.
                                 26811 South Bay Drive
                                 Suite 300
                                 Bonita Springs, FL 34134
                                 Attention: Ted Host
                                 Telephone: (941) 948-8545
                                 Fax: (941)948-8551

                                AND COPY TO:

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

                                 Hunton & Williams
                                 Riverfront Plaza, East Tower
                                 951 East Byrd Street
                                 Richmond, VA 23219
                                 Attention:   Daniel M. LeBey, Esq.
                                 Telephone: (804) 788-8200
                                 Fax: (804) 788-8218

                If to P&G:       The Procter and Gamble Company
                                 One Procter & Gamble Plaza
                                 Cincinnati, OH 45202
                                 Attention: Manager, Healthcare L&A
                                 Telephone: (513) 983-6167
                                 Fax: (513) 983-9213

                                 AND COPY TO:

                                 Patent Department
                                 The Procter & Gamble Company
                                 8700 Mason-Montgomery Road
                                 Mason, Ohio 45040-9462
                                 Attention:  Associate General Counsel - Patents

This LICENSE AGREEMENT is hereby executed by the PARTIES by their duly authorized representatives.

FOR: PRESTIGE BRANDS INTERNATIONAL, INC.

By:
   -----------------------------------------

Name:
     ---------------------------------------

Title:
      --------------------------------------

Date:
     ---------------------------------------


FOR: THE PROCTER & GAMBLE COMPANY

By:
   -----------------------------------------

Name:
     ---------------------------------------

Title:
      --------------------------------------

Date:
     ---------------------------------------

                                   APPENDIX A

    Country       Application No.     Patent No.        Grant Date
------------------------------------------------------------------------
Canada               2176151             --       (accepted 04 May 2000)
United States       08/602877         5,586,671        24 Dec. 1996

                                   APPENDIX B

                           [U.S. Patent No. 5,586,671]

                                       37